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Exhibit 2.1

        EXECUTION VERSION

AMENDMENT NO. 1

TO

AGREEMENT AND PLAN OF MERGER

AMONG

ARCHSTONE-SMITH TRUST,

ARCHSTONE-SMITH OPERATING TRUST,

RIVER HOLDING, LP,

RIVER ACQUISITION (MD), LP

AND

RIVER TRUST ACQUISITION (MD), LLC

Dated as of August 5, 2007

AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER

        AMENDMENT NO. 1 dated as of August 5, 2007 (this "Amendment") to the Agreement and Plan of Merger, dated as of May 28, 2007 (the "Merger Agreement"), is made and entered into by and among Archstone-Smith Trust, a real estate investment trust formed under the Laws of the State of Maryland (the "Company"), Archstone-Smith Operating Trust, a real estate investment trust formed under the Laws of the State of Maryland (the "Operating Trust" and, together with the Company, the "Company Parties"), River Holding, LP, a Delaware limited partnership ("Parent"), River Acquisition (MD), LP, a Maryland limited partnership and wholly owned subsidiary of Parent ("MergerCo"), and River Trust Acquisition (MD), LLC, a Maryland limited liability company ("Operating Trust MergerSub" and, together with Parent and MergerCo, the "Buyer Parties").

RECITALS

        WHEREAS, the parties hereto have agreed to amend the Merger Agreement to provide for various matters set forth herein;

        WHEREAS, the Board of Trustees of the Company, both on its own behalf and on behalf of the Company, as the sole trustee of the Operating Trust, has approved this Amendment pursuant to Section 10.04 of the Merger Agreement; and

        WHEREAS, each of the general partner of MergerCo and Parent has approved this Amendment pursuant to Section 10.04 of the Merger Agreement.

        NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT

        SECTION 1.    Defined Terms; References.    Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.

        SECTION 2.    Amendment to Section 2.04 of the Merger Agreement.    Section 2.04 of the Agreement shall be replaced in its entirety with the following:

          "Section 2.04    Closing.    Unless this Agreement shall have been terminated in accordance with Section 9.01, the closing of the Mergers (the "Closing") shall occur as promptly as practicable (but in no event later than the third (3rd) Business Day) after all of the conditions set forth in Article VIII (other than conditions which by their terms are required to be satisfied or waived at the Closing) shall have been satisfied or waived by the party entitled to the benefit of the same, or at such other time and on a date as agreed to by the parties (the "Closing Date"); provided that the Buyer Parties shall not be required to complete the Closing during the period beginning on August 15, 2007 and ending on October 4, 2007. The Closing shall take place at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York 10019, or at such other place as agreed to by the parties hereto."

        SECTION 3.    Amendment to Section 3.02 of the Merger Agreement.    Section 3.02(a) of the Agreement shall be amended by deleting the last two sentences of such subsection in their entirety.

        SECTION 4.    Terms of Preferred Units.    Exhibits A, B, and C to the Merger Agreement shall be replaced by Exhibits A, B, and C attached hereto.

        SECTION 5.    Certain European Anti-Trust Matters.

        (a)    Inclusion of Cross Reference for New Defined Term.    In Section 1.01(a) of the Merger Agreement, a cross reference to a new defined term shall be added as follows:

"EU Merger Regulation	Section 4.05(b)"

        (b)    Deletion of Cross Reference for Defined Term.    In Section 1.01(a) of the Merger Agreement, the cross reference to the existing defined term "German Act" shall be deleted in its entirety.

        (c)    Amendment to Section 4.05 of the Merger Agreement.    Clause (C) of Section 4.05(b) shall be amended in its entirety to read as follows:

          "the European Union Council Regulation (EC) No. 139/2004, as amended (the "EU Merger Regulation"),"

        (d)   All references to the defined term "German Act" in the Merger Agreement will be deemed to be a reference to the "EU Merger Regulation."

        SECTION 6.    Amendment to Section 8.01(c) of the Merger Agreement.    Section 8.01(c) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

          "The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order suspending its effectiveness issued by the SEC, no proceedings seeking such stop order shall have been initiated or, to the knowledge of the Company, threatened by the SEC, and at least 20 business days shall have passed since the prospectus that forms a part of the Form S-4 was sent to the holders of the Operating Trust Class A-1 Common Units."

        SECTION 7.    Further Assurances Regarding Conditions to the Mergers.    Each of the Company Parties and the Buyer Parties hereby confirms and acknowledges that, as of the date of this Amendment, to its knowledge, there is no fact, event, effect, notice, development, change, circumstance or condition that has occurred and/or is continuing that would cause, or would reasonably be likely to cause, any of the conditions to the Mergers set forth in Article VIII of the Merger Agreement not to be satisfied on or before the End Date.

        SECTION 8.    References to the Merger Agreement.    After giving effect to this Amendment, each reference in the Merger Agreement to "this Agreement," "hereof," "hereunder," "herein," "hereby" or words of like import referring to the Merger Agreement shall refer to the Merger Agreement, as amended by this Amendment, and each reference in the Disclosure Schedules to "the Agreement" and "the Merger Agreement" shall refer to the Merger Agreement as amended by this Amendment.

        SECTION 9.    Construction.    Except as expressly provided in this Amendment, all references in the Merger Agreement and the Disclosure Schedules to "the date hereof" and "the date of this Agreement" shall refer to May 28, 2007.

        SECTION 10.    Other Miscellaneous Terms.    The provisions of Article X (General Provisions) of the Merger Agreement shall apply mutatis mutandis to this Amendment, and to the Merger Agreement as modified by this Amendment, taken together as a single agreement, reflecting the terms therein as modified hereby.

        SECTION 11.    No Further Amendment.    Except as amended hereby, the Merger Agreement shall remain in full force and effect.

[Signature page to follow]

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above by their respective authorized officers thereunto dully authorized.

RIVER HOLDING, LP
By:	Tishman Speyer Real Estate Venture VII, L.P., its general partner
	By:	Tishman Speyer U.S. Value-Added Associates VII, L.L.C., its general partner
		By:	/s/ MICHAEL B. BENNER Name: Michael B. Benner Title: Vice President and Secretary
RIVER ACQUISITION (MD), LP
By:	River General Partner, LLC, its general partner
	By:	River Holding, LP, its sole member
		By:	Tishman Speyer Real Estate Venture VII, L.P., its general partner
			By:	Tishman Speyer U.S. Value-Added Associates VII, L.L.C., its general partner
				By:	/s/ MICHAEL B. BENNER Name: Michael B. Benner Title: Vice President and Secretary
RIVER TRUST ACQUISITION (MD), LLC
By:	River Acquisition (MD), LP
	By:	River General Partner, LLC, its general partner
		By:	River Holding, LP, its sole member
			By:	Tishman Speyer Real Estate Venture VII, L.P., its general partner
				By:	Tishman Speyer U.S. Value-Added Associates VII, L.L.C., its general partner
					By:	/s/ MICHAEL B. BENNER Name: Michael B. Benner Title: Vice President and Secretary

SIGNATURE PAGES TO AMENDMENT NO. 1 TO THE AGREEMENT AND PLAN OF MERGER

ARCHSTONE-SMITH TRUST
By:	/s/ CHARLES E. MUELLER, JR. Name: Charles E. Mueller, Jr. Title: Chief Financial Officer
ARCHSTONE-SMITH OPERATING TRUST
By:	/s/ CHARLES E. MUELLER, JR. Name: Charles E. Mueller, Jr. Title: Chief Financial Officer

SIGNATURE PAGES TO AMENDMENT NO. 1 TO THE AGREEMENT AND PLAN OF MERGER

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  Exhibit 2.1
AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER